Exhibit 10.81.

The undersigned, the Trustee under that certain Amended and Restated Indenture, dated as of December 1, 2011, by and between the Trustee and Southwest Iowa Renewable Energy, LLC, hereby executes and delivers this counterpart signature page to that certain Intercreditor Agreement, dated as of June 17, 2010, by and between Bunge N.A. Holdings, Inc. and ICM, Inc., and agrees to be bound by all of the terms and conditions set forth therein from and after the date hereof.

TREYNOR STATE BANK, as Trustee a as attorney-in-fact for the Public Noteholders

By:	/s/ Joshua M. Guttau
Name:	Joshua M. Guttau
Title:	President & CFO
Date:	December 12, 2011

Address for notices: 15 E. Main Street P.O. Box A Treynor, IA 51575-0009 Ph: (712) 487-3000

[COUNTERPART SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]